EXHIBIT 21.1

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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of Commtouch Software Ltd. for the registration of 4,000,000 of its ordinary shares and to the incorporation by reference therein of our report dated January 31, 2000, with respect to the consolidated financial statements of Commtouch Software Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 1999, filed with the Securities and Exchange Commission,

Tel-Aviv, Israel
September 19, 2000

                                                  KOST, FORER & GABBAY
                                         A member of Ernst & Young international